AMENDMENT NO.1 TO THE AMENDED AND RESTATED INVENTORY SECURITY AGREEMENT

This Amendment No. 1 to the Amended and Restated Inventory Security Agreement (the “Amendment”) is entered into effective as of April 1, 2015 by and between Titan Machinery, Inc., (“Debtor”) and Agricredit Acceptance LLC (“Secured Party”) (each a “Party” and collectively the “Parties”).

The Parties entered into the Amended and Restated Inventory Security Agreement dated October 31, 2013 (the “Agreement”) and now desire to amend the Agreement to revise financial covenants and definitions to the Agreement, all as set forth below.

NOW THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.
Integration. Except as amended herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

2.	Amendment. The Agreement shall be amended as follows:

2.1 Exhibit A, List of Approved Locations, to the Agreement is hereby deleted in its entirety and replaced with the corresponding Exhibit A attached to this Amendment.

2.2 Exhibit B, Definitions, to the Agreement is hereby deleted in its entirety and replaced with the corresponding Exhibit B attached to this Amendment.

2.3 Exhibit C, Financial Covenants, to the Agreement is hereby deleted in its entirety and replaced with the corresponding Exhibit C attached to this Amendment.

2.4 Exhibit D, Form of Compliance Certificate, to the Agreement is hereby deleted in its entirety and replaced with the corresponding Exhibit D attached to this Amendment.

2.5 The term “Fixed Charge Coverage Ratio” is hereby deleted throughout the Agreement and replaced with “Consolidated Fixed Charge Coverage Ratio.”

2.6 Paragraph (p) of Section 6 of the Agreement is hereby deleted and replaced with the following:

“(p)    provide, as soon as possible but not later than one hundred twenty (120) days after the end of each Fiscal Year of Debtor, forecasts prepared by the management of Debtor, in form satisfactory to Secured Party, of consolidated balance sheets and statements of income or operations and cash flows for Debtor and its Subsidiaries for the immediately following Fiscal Year;”

3.
Miscellaneous. This Amendment may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument. This Amendment constitutes the final agreement between the Parties and is the exclusive expression of the Parties’ agreement on the matters contained herein. All earlier and contemporaneous negotiations and agreements between the Parties on the matters contained herein are expressly merged into and superseded by this Amendment. Any modification or additions to the terms of this Amendment must be in a written agreement identified as an amendment and executed by both Parties.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth on the first page of this Amendment.
Titan Machinery, Inc.,		Agricredit Acceptance LLC, At: 8001 Birchwood Court, Johnston, IA 50131
Debtor
/s/ Ted O. Christianson, Treasurer		/s/ Todd R. Cate
Authorized Signature		Authorized Signature
Ted O. Christianson	3/30/15	Todd R. Cate VP Operations 4/13/15
Print Name & Title	Date	Print Name & Title	Date

EXHIBIT B

Definitions

As used herein, the following terms shall have the following defined meanings:

1.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in: (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of 50% or more of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

2.	“Administrative Agent” means Wells Fargo Bank, National Association, under the Wells Fargo Credit Agreement.

3.
“Attributable Debt” means, on any date of determination:  (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

4.
“Capital Expenditures” means all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases that is capitalized on the balance sheet of such Person including in connection with a sale-leaseback transaction) by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person, but specifically excluding any Equipment purchased by a Loan Party for lease or rental to others.  For purposes of this definition:  (a) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person thereof or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price minus the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be; and (b) neither an acquisition to the extent made with the proceeds of a Disposition in accordance with Section 2.05(c)(i) of the Wells Fargo Credit Agreement, as amended nor an Acquisition complying with Section 7.02(e) of the Wells Fargo Credit Agreement, as amended shall constitute a “Capital Expenditure.”

5.
“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date of this Agreement, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest or rights or options to obtain such ownership interest.

6.
“Cash Equivalents” means, as to any Person:  (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than ninety days from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.; (c) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers’ acceptances maturing within six months after the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by:  (i) any Lender (as defined in the Wells Fargo Credit Agreement); and (ii) any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (d) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (a) and (b) of this definition entered into with any bank meeting the qualifications specified in clause (c) of this definition; (e) commercial paper issued by the parent corporation of any Lender or any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) having capital and surplus in excess of $250,000,000 and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-1 or the equivalent thereof by Standard & Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than ninety days after the date of acquisition by such Person; and (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) of this definition.

7.	“Chattel Paper” shall have the meaning given to it in Section 3 of the Agreement.

8.	“Collateral” shall have the meaning given to it in Section 3 of the Agreement.

9.
“Consolidated EBITDAR” means, for any period, for Debtor and its Subsidiaries on a consolidated basis, the sum of (without duplication): (a) Consolidated Net Income for such period; plus (b) Consolidated Interest Expense (net of interest income) for such period to the extent included in the determination of such Consolidated Net Income; plus (c) all amounts treated as expenses for such period for depreciation and amortization, but in each case only to the extent included in the determination of such Consolidated Net Income; plus (d) Consolidated Rent Expense; plus (e) income tax expense related to income made by the Debtor and its Subsidiaries; plus (f) Consolidated Rent-to-Own Expense; plus (g) non-cash restructuring charges to the extent included in the determination of Consolidated Net Income; plus (h) extraordinary losses to the extent included in the determination of Consolidated Net Income; plus (i) non-cash goodwill and intangible asset impairment charges to the extent included in the determination of Consolidated Net Income; minus (j) extraordinary gains to the extent included in the determination of Consolidated Net Income; minus (k) non-cash restructuring gains to the extent included in the determination of Consolidated Net Income.

10.
“Consolidated Fixed Charge Coverage Ratio” means, as of the last day of a fiscal quarter, for the period consisting of the four consecutive Fiscal Quarters ending on such date, subject to Section 1.02(h) of the Wells Fargo Credit Agreement, as amended, the ratio of: (a) the sum for such period of (without duplication): (i) Consolidated EBITDAR; minus (ii) all payments in cash for taxes related to income made by Debtor and its Subsidiaries; minus (iii) Capital Expenditures actually made in cash by Debtor and its Subsidiaries (net of any insurance proceeds, condemnation awards or proceeds relating to any financing with respect to such expenditures); minus (iv) Restricted Payments paid in cash by Debtor; to (b) the sum for such period of (without duplication): (i) the cash portion of Consolidated Interest Expense; plus (ii) Consolidated Rent Expense; plus (iii) without duplication, all required (scheduled and mandatory) repayments of Debt (including with respect to Debt that is a capital lease); plus (iv) cash restructuring charges.

11.
“Consolidated Interest Expense” means, for any period, for Debtor and its Subsidiaries on a consolidated basis, the sum of (without duplication):  (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets during such period; plus (b) all payments made under interest rate Swap Contracts during such period to the extent not included in clause (a) of this definition; minus (c) all payments received under interest rate Swap Contracts during such period; plus (d) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP.

12.
“Consolidated Net Income” shall mean, for any period, the sum of net income (or loss) for such period of Debtor and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding any income of any Person if such Person is not a Subsidiary, except that Debtor’s direct or indirect equity in the net income of any such person for such period shall be included in such Consolidated Net Income in accordance with GAAP.

13.
“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of:  (a) the sum of (i) Consolidated Total Liabilities, minus (ii) the amount by which Cash Equivalents held by Debtor and its Subsidiaries as of such date of determination exceed $30,000,000; to (b) Consolidated Tangible Net Worth.

14.	“Consolidated Rent Expense” means for such period, total rental expenses attributable to operating leases of the Debtor and its Subsidiaries for real property on a consolidated basis.

15.
“Consolidated Rent-to-Own Expense” means for any period, the total, for Debtor and its Subsidiaries on a consolidated basis, non-cash expenses attributable to the cost of goods sold for retail inventory that is being rented on a rent-to-own basis.

16.
“Consolidated Tangible Net Worth” means, as of any date of determination, for Debtor and its Subsidiaries on a consolidated basis, the sum of (without duplication):  (a) stockholders’ equity; minus (b) treasury stock; minus (c) all intangible assets, including goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles.

17.
“Consolidated Total Liabilities” means as of any date, total liabilities reflected on the consolidated balance sheet of the Debtor and its Subsidiaries as of such date prepared in accordance with GAAP.

18.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 12.50% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.  It is agreed that Dealer Sites, LLC shall not be deemed to be under common control with Debtor or other Loan Parties.

19.	“Dealer Note” shall mean a dealer note or other promissory note or writing to evidence any or all Obligations owed to Secured Party.

20.
“Debt” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) the Swap Termination Value under all Swap Contracts to which such Person is a party; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not past due for more than sixty days); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) the amount of Attributable Debt in respect of all capital lease obligations and Synthetic Lease Obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make a payment in respect of Disqualified Equity Interests valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing.  For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

21.
“Disposition” means the sale, assignment, transfer, conveyance, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer, conveyance or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The term “Dispose” has a meaning correlative thereto.

22.
“Disqualified Equity Interest” means any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires or mandates payments or distributions in cash.  The term “Disqualified Equity Interest” shall also include any options, warrants or other rights that are convertible into Disqualified Equity Interest or that are redeemable at the option of the holder, or required to be redeemed.

23.	“Equipment” means Inventory, as defined in Section 3.

24.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Permitted Convertible Debt and Permitted Warrants shall not constitute Equity Interests of Debtor.

25.
“Fiscal Quarter” shall mean, as of any date of determination with respect to Debtor, each fiscal quarter occurring during each of Debtor’s Fiscal Years. The end of a Fiscal Quarter may be referred to as “FQE.”

26.	“Fiscal Year” shall mean the current fiscal year of Debtor. The end of a Fiscal Year may be referred to as “FYE.”

27.
“GAAP” means the generally accepted accounting principles in the United States in effect from time to time including, but not limited to, Financial Accounting Standards Board (FASB) Standards and Interpretations, Accounting Principals Board (APB) Opinions and Interpretations, and certain other accounting principles which have substantial authoritative support.

28.
“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect:  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation; (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

29.	“Inventory” shall have the meaning given to it in Section 3 of the Agreement.

30.
“Invoice” means any and all written or electronic evidences of indebtedness or obligations arising out of the order, acceptance, purchase, acquisition, billing, shipment and receipt of any inventory or equipment, including, without limitation, order, acceptances, billing invoices, promissory notes, mortgages, and all instruments and documents evidencing or securing the related indebtedness owed by Debtor on account of such inventory or equipment.

31.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any easement, right of way or other encumbrance on title to real property).

32.	“Loan Parties” means, collectively, Debtor and any Person who executes a Guarantee on behalf of the Debtor.

33.
“Obligations” shall mean all obligations of payment under this Agreement as well as under any other agreement (whether now or hereafter in effect) between Debtor and Secured Party (all of the foregoing is collectively referred to as the “Obligations”).

34.
“Permitted Call Options” means any convertible bond hedge transactions, call options or capped call options relating to Debtor’s Equity Interests (regardless of whether settled in cash or in Equity Interests) that are purchased by Debtor substantially contemporaneously with the issuance of any Permitted Convertible Debt.

35.	“Permitted Convertible Debt” means any Debt permitted by Section 7.03 of the Wells Fargo Credit Agreement, as amended, that is convertible into Equity Interests of Debtor and/or cash in lieu thereof.

36.
“Permitted Warrants” means any call options relating to Debtor’s Equity Interests (regardless of whether settled in cash or in Equity Interests) that are sold by Debtor substantially contemporaneously with the issuance of any Permitted Convertible Debt.

37.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, cooperative or other business entity, unincorporated organization, or government or any agency or political subdivision thereof.

38.
“Purchase Price” means, with respect to any Invoice or related inventory or equipment means the Invoice “finance amount” provided for under the applicable Wholesale Financing Plan or the net purchase price for such related inventory or equipment in the absence of a Wholesale Financing Plan applicable to such Invoice.

39.
“Restricted Payment” means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (c) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Debt of such Person, which is subordinated to the payment of the Obligations pursuant to a Subordination Agreement acceptable to the Administrative Agent, in violation of any subordination provisions applicable thereto (it being acknowledged that payments that are not restricted by the subordination provisions applicable thereto are not Restricted Payments), (d) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person and (e) with respect to clauses (a) through (d), any transaction that has a substantially similar effect; provided that payments in respect of the purchase of Permitted Call Options shall not constitute Restricted Payments.

40.	“Subordination Agreement” means a subordination agreement executed by a Subordinated Creditor in favor of and acceptable to the Administrative Agent and Lender and acknowledged by the Debtor.

41.	“Subordinated Creditor” means each Person now or in the future who agrees to subordinate indebtedness of the Debtor held by that Person to the payment of the Obligations.

42.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, provided that Subsidiaries of Debtor shall be limited to such entities whose financial statements are consolidated with the Debtor’s financial statements in accordance with GAAP or with respect to which more than 50.00% of the Equity Interests therein are owned directly or indirectly by Debtor.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Debtor.

43.
“Swap Contract” means:  (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement including any such obligations or liabilities under any such master agreement (in each case, together with any related schedules).

44.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts:  (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

45.
“Synthetic Lease Obligation” means the monetary obligation of a Person under either:  (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

46.	“Total Assets” means the sum of all assets as presented in the balance sheet in Debtor’s most recent consolidated financial statements.

47.
“Utilization Rate” means the Debtor’s average daily outstanding principal balance for the previous three months, over that portion of Debtor’s uncommitted credit facility in which Secured Party has obtained participating lenders.

48.	“Vendor” means a manufacturer or distributor of Inventory.

EXHIBIT C

Financial Covenants

1.	Consolidated Net Leverage Ratio. As measured at the end of each fiscal quarter of Debtor, the Debt of Debtor shall not exceed the Consolidated Net Leverage Ratio of Debtor by a ratio of greater than:

Applicable Calendar Quarter(s):	Maximum Debt to Consolidated Net Leverage Ratio:
FYE January 31, 2015 and each Fiscal Quarter thereafter	3.00 to 1.00

If the Debt to Consolidated Net Leverage Ratio exceeds the applicable ratio set forth above, this shall constitute an Event of Default.

2.
Minimum Consolidated Fixed Charge Coverage Ratio. As measured at the end of each fiscal quarter of Debtor on a trailing twelve (12) month basis, the Consolidated Fixed Coverage Charge Ratio shall exceed:

Applicable Calendar Quarter(s):	Minimum Consolidated Fixed Charge Coverage Ratio:
FQE October 31, 2014 and each Fiscal Quarter thereafter	1.25 to 1.00

If the Minimum Consolidated Fixed Charge Coverage Ratio is less than the applicable ratio set forth above, this shall constitute an Event of Default.

3.
Acquisitions. Debtor shall not acquire any Capital Securities in a Person, or acquire all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person) for consideration in excess of ten percent (10%) of the Debtor’s Total Assets in any single Acquisition or series of related Acquisitions and twenty percent (20%) of the Debtor’s Total Assets for all acquisitions in a fiscal year, except if approved in writing by Secured Party (any such approved acquisition or acquisitions, being a “Permitted Acquisition”).

4.
Distributions. Debtor shall not, without the prior written consent of Secured Party, make any distributions to the shareholders of Debtor; provided, however, (a) so long as no Event of Default exists prior to or immediately following such action or otherwise results from such action, Debtor may declare or pay cash dividends to its shareholders in an amount not to exceed 50% of Debtor’s Consolidated Net Income for the then trailing four (4) quarters, and (b) in lieu of issuing stock to participants in the Debtor’s restricted stock plan, pay the associated tax liability with other stock issued.

EXHIBIT D

Form of Compliance Certificate

TO: Agricredit Acceptance LLC (“Secured Party”), its affiliates, related parties and participants

Pursuant to that certain Amended and Restated Inventory Security Agreement dated October 31, 2013, as amended, (the “ISA”) by and between Titan Machinery Inc., a Delaware corporation (the “Debtor”), and Secured Party, the Debtor hereby:

A.   Repeats and reaffirms to Secured Party each and all of the representations and warranties made by Debtor in the ISA; the Amended and Restated Wholesale Financing Plan, as amended; and the agreements related thereto, and certifies to the Secured Party that each and all of said warranties and representations are true and correct as of the date hereof; and

B.   Represents, warrants and certifies that the following computations of financial covenants and tests contained in the ISA and related documents are true, correct, complete and accurate as follows:

1.	Debt to Consolidated Net Leverage Ratio. As measured at the end of each fiscal quarter, the Debt of Debtor shall not exceed the Consolidated Net Leverage Ratio of Debtor by a ratio of greater than:

Applicable Calendar Quarter(s):	Maximum Debt to Consolidated Net Leverage Ratio:
FYE January 31, 2015 and each Fiscal Quarter thereafter	3.00 to 1.00

Debtor’s Debt to Consolidated Net Leverage Ratio Calculation:
(a) Consolidated Total Liabilities, minus	$
(b) Cash Equivalents that exceed $30,000,000	$
Total	$

(c) Consolidated Tangible Net Worth
Consolidated Net Leverage Ratio (a) minus (b), divided by (c)	=

 2. Minimum Consolidated Fixed Charge Coverage Ratio.  As measured at the end of each fiscal quarter of Debtor on a trailing twelve (12) month basis, the Consolidated Fixed Coverage Charge Ratio shall exceed:

Applicable Calendar Quarter(s):	Minimum Consolidated Fixed Charge Coverage Ratio:
FYE January 31, 2015 and each Fiscal Quarter thereafter	1.25 to 1.00

Debtor’s Minimum Consolidated Fixed Charge Ratio Calculation:
(a) Consolidated EBITDAR	$
(b) all payments in cash for taxes related to income	$
(c) Unfinanced Capital Expenditures	$
(d) Restricted Payments	$
(e) Consolidated Interest Expense	$
(f) Rent Expense	$
(g) Interest Expense	$
(h) debt payments	$
(i) cash restructuring charges	$
(j) Consolidated Fixed Charge Coverage Ratio
((a) minus ( b) minus (c) minus ( d)), divided by (e + f + g +h + i)	=

C.  Without diminishing or decreasing the importance of any other covenants, representations and warranties, the following covenants, representations and/or warranties are true, correct, complete and accurate:

1.
Acquisitions.  Debtor has not acquired any Capital Securities in a Person, or acquired all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person) for consideration in excess of ten percent (10%) of the Debtor’s Total Assets in any single Acquisition or series of related Acquisitions and twenty percent (20%) of the Debtor’s Total Assets for all acquisitions in a fiscal year, except if approved in writing by Secured Party.

2.
Distributions. Debtor has not, unless the action was approved in writing by Secured Party, made any distributions to the shareholders of Debtor, except that Debtor may have, (a) so long as no Event of Default existed prior to or immediately following such action or otherwise resulted from such action, declared or paid cash dividends to its shareholders in an amount not to exceed 50% of Debtor’s Consolidated Net Income for the then trailing four (4) quarters, and (b) in lieu of issuing stock to participants in the Debtor’s restricted stock plan, paid the associated tax liability with other stock issued.

All capitalized terms not defined herein shall have the meaning ascribed to them in the ISA, as amended.

The undersigned confirms the accuracy of all statements made above as of the date set for the below.

Titan Machinery, Inc.
Debtor

Authorized Signature

Print Name & Title	Date

EXHIBIT A

Titan Machinery, Inc. dealership locations as of March 1, 2015

Address 1	Address 2	City	State	Zip
5055 East Hwy 12		Aberdeen	SD	57401
4411 East Hwy 12		Aberdeen-HC CLARK	SD	57401
2491 State Hwy 200		Ada	MN	56510
77847 209th St		Albert Lea	MN	56007
6613 Edith Blvd		Albuquerque	NM	87113
403 S STATE HWY 31		Anthon	IA	51004
410 MAIN ST		Arthur	ND	58006
502 W High St		Avoca	IA	51521
5248 JACKRABBIT LANE		Belgrade	MT	59714
1728 OLD HARDIN ROAD		Billings	MT	59101
2700 Overland Ave		Billings	MT	59102
1500 INDUSTRIAL DRIVE		Bismark	ND	58501
2116 75th Street	PO Box 298	Blairstown	IA	52209
7087 S. 4th Ave		Bowdle	SD	57428
80 Shire Trail		Bozeman	MT	59718
11203 SD Hwy 27		Brtitton	SD	57430
12051 S. East Street West Hwy 2		Broken Bow	NE	68822
1100 W COYOTE AVE		Casper	WY	82601
1701 Governors Drive		Casselton	ND	58012
4250 Grain Lane		Center Point	IA	52213
459 Hwy 59 South		Cherokee	IA	51012
459 Hwy 59 South		Cherokee-Outlet	IA	51012
707 EAST FOX FARM ROAD		Cheyenne	WY	82007
4005 7TH AVE NORTH		Clear Lake	IA	50428
120 Troy Hill Rd		Colorado Springs	CO	80916
5750 Fairfax street		Commerce City	CO	80002
500 INGERSOLL AVE		Crookston	MN	56716
3136 76th Street West		Davenport	IA	52806
2290 54TH AVE NE		Des Moines	IA	50313
379 Energy Dr.		Dickinson	ND	58601
3806 E US HWY 12		East Helena	MT	59635
27062 US Highway 59		Elbow Lake	MN	56531
4001 38TH ST SW		Fargo (Constr)	ND	58104
3453 7th Ave Ste D		Fargo	ND	58102
3401 32ND AVE S		Fargo Tractor	ND	58103
2096 College Way		Fergus Falls	MN	56537
2515 E Mulberry		Fort Collins	CO	80521
3701 West Hwy 30		Fremont	NE	68025
47212 Gallatin Road		Gallatin	MT	59730
4802 S. GARNER LAKE ROAD		Gillette	WY	82718
315 Hwy 28		Graceville	MN	56240
1601 NORTH WASHINGTON STREET		Grand Forks	ND	58203
3700 WEST 2ND STREET		Grand Island	NE	68803

3721 West Highway 2		Grand Island	NE	68803
1215 38TH ST. N		Great Falls	MT	59405
2114 State Hwy 92 West	PO Box 80	Greenfield	IA	50849-0080
23604 DIAGONAL ROAD		Grundy Center	IA	50635-0337
1660 SOUTH BALTIMORE		Hastings	NE	68901-7784
9600 East 104th Ave		Hendersen	CO	80640
4311 Haines Rd		Hermantown	MN	14375
Hwy 14 & 47	PO Box 159	Highmore	SD	57345
525 Commercial St NE		Highmore	SD	57345
302 US Hwy 14		Highmore	SD	57345
11240 ROAD 731	BOX 556	Holdrege	NE	68949-0556
1701 US Hwy 14 West		Huron	SD	57350
73893 332nd Ave	PO BOX 1271	Imperial	NE	69033
1810 26th Ave W		Jamestown	ND	58402
714 3RD AVE	BOX 548	Kearney	NE	68848-0548
112 Hwy 140 North		Kingsley	IA	51028
350 Main Ave South		Kintyre	ND	58549-4905
212 N Main Ave	PO Box 260	Kulm	ND	58456-0260
N 1626 Wuensch Rd		La Crosse	WI	54601
1100 Hwy 13 East	PO Box 96	LaMoure	ND	58458-0096
16897 MADISON AVE		Le Mars	IA	51031
75481 ROAD 435		Lexington	NE	68850
15450 Hwy 11		Lidgerwood	ND	58053-9702
6310 NORTH 56TH STREET		Lincoln	NE	68504
6930 Hwy 32 S	PO Box 393	Lisbon	ND	58054-0393
2123 Memorial Hwy		Mandan	ND	58554
2932 Hwy 23		Marshall	MN	56258
1201 N Hwy 59		Marshall	MN	56258
1101 MAIN STREET		Mayville	ND	58257
1601 N Hwy 83		McCook	NE	69001
1202 SOUTH DAKOTA STREET		Milbank	SD	57252
1410 North Broadway Ave		Miller	SD	57362
5015 HWY 2 EAST		Minot	ND	58701
7580 HWY 10 WEST		Missoula	MT	59808
I-94 and Co Rd 11	PO Box 1286	Moorhead	MN	56561
3456 70th So. S. Glyndon	PO Box 978	Moorhead-Outlet	MN	56561-1286
1900 RODEO ROAD		North Platte	NE	69101
3827 42ND ST SOUTH		Omaha	NE	68107
919 U Street		Ord	NE	68862
2350 Hwy 23 S	PO Box 1024	Oskaloosa	IA	52577
408 SE 9th St	PO Box 259	Pella	IA	50219
1411 N 27th Ave		Phoenix	AZ	85009
29315 East Hwy 14		Pierre	SD	57501
1402 Hwy 75 South		Pipestone	MN	56164
620 W. 7th St.		Platte	SD	57369
1741 Deadwood Ave		Rapid City	SD	57702
1441 Deadwood Ave		Rapid City	SD	57702

17190 N HWY 281	PO Box 500	Redfield	SD	57169
1820 EAST BRIDGE ST		REDWOOD FALLS	MN	56283-0379
14375 James Rd		Rogers	MN	55374
1118 3rd St NW		Roseau	MN	56751
15125 South Robert Trail		Rosemount	MN	55068
6340 HWY 101		Shakopee	MN	55379
33952 FRELONG DRIVE		Sioux City	IA	51108
5601 Harbor Dr		Sioux City	IA	51111
33952 FRELONG DRIVE		Sioux City	IA	51108
4201 N CLIFF AVE		Sioux Falls	SD	57104
6308 West 12th St		Sioux Falls	SD	57104
17108 US Hwy 59 North	PO Box 657	Thief River Falls	MN	56701
1701 W GRANT ROAD		TUCSON	AZ	85745
110 S. Chestnut St	PO Box 27	Wahoo	NE	68066
7955 179th Ave SE		Wahpeton	ND	58075
17805 Highway 13 West		Richland - Wahpeton	ND	58074
3301 9th Ave SE	PO Box 1570	Watertown	SD	57201-1570
3934 9th Ave SE		Watertown	SD	57201
2801 4TH ST SW		Waverly	IA	50677
602 CENTENNIAL RD		Wayne	NE	68787
3093 220th Street		Williams	IA	50271
13954 W Front Street		Williston	ND	58801
7250 GREENRIDGE ROAD		WINDSOR	CO	80550
207 S Borud St		Winger	MN	56592
117 N Centennial St	PO Box 399	Wishek	ND	58495-0399
		Cedar Rapids	IA
		Columbia Falls/Kalispell	MT
		Marshall-CE	MN
2503 5th Ave South	PO Box 3044	Fargo	ND	58108-3044
644 East Beaton Dr		West Fargo	ND	58078-2648

Agricredit
de lage landen

AMENDED AND RESTATED
INVENTORY SECURITY AGREEMENT

Agricredit Acceptance LLC
8001 Birchwood Court | PO Box 2000 | Johnston, IA 50131-0020
PH: 800 873 2474 FAX: 515-334-5862
www.agricredit.com

Debtor Name:	Titan Machinery, Inc. (the "Debtor")	Date of this Agreement: October 31, 2013
Address of Principal Place of Business and Chief Executive Office:	644 East Beaton Drive West Fargo, ND 58078-2648	
Additional locations where the Collateral will be kept and stored:	See Exhibit A, attached hereto and incorporated by reference, for a list of additional locations approved as of the date of this Agreement	
Organization Type:	Corporation	

THIS AMENDED AND RESTATED INVENTORY SECURITY AGREEMENT ("Agreement") is made by and between the Debtor and AGRICREDIT ACCEPTANCE LLC having an office at 8001 Birchwood Court, P. O. Box 2000, Johnston, Iowa, 50131-0020 ("Secured Party"). This Agreement expressly amends, restates and supersedes that certain Inventory Security Agreement dated July 10, 2010 entered into between Debtor and Secured Party, together with any amendments thereto.

Debtor acquires equipment for sale, lease or rental at retail and desires that Secured Party finance the acquisition of such equipment on the terms and conditions of this Agreement.

In consideration of the mutual promises, covenants and conditions of this Agreement, the parties hereto hereby agree as follows:

1. **CONSTRUCTION.** Except as otherwise expressly provided, all capitalized terms used and not defined elsewhere in this Agreement shall have the meanings assigned to them in Exhibit B of this Agreement attached hereto and incorporated by reference.

2. **EXTENSIONS OF CREDIT.** Secured Party may announce to Debtor from time to time its financing plans (each a "Wholesale Financing Plan") as to the amounts that Secured Party is willing to pay to purchase Invoices or loan to finance the acquisition of Inventory and the amounts that it is willing to loan for other purposes, the terms of any such financing and the charges, interest, service charges, repayment terms and conditions thereof and any related terms or conditions. Wholesale Financing Plans may be changed from time to time by Secured Party, in its sole discretion. When Debtor wishes to obtain financing from Secured Party, Debtor shall request such financing in accordance with the procedures set forth in the then applicable Wholesale Financing Plans or the procedures otherwise prescribed by Secured Party in the absence of any applicable Wholesale Financing Plan. If Secured Party agrees to provide financing requested by Debtor, such financing shall be on such terms and subject to such conditions as may be established in accordance with this Agreement and the applicable Wholesale Financing Plan or as otherwise agreed in writing by Secured Party and Debtor. All interest shall be calculated on a year of 360 days and the actual number of days elapsed. This Agreement does not constitute, confirm or establish any commitment by Secured Party to purchase any Invoice, make any loans or advances or extend any credit to Debtor. If requested by Secured Party at any time or from time to time, Debtor shall execute and deliver to Secured Party a Dealer Note.

Debtor hereby irrevocably authorizes Secured Party (a) to accept on behalf of Debtor and purchase each Invoice issued or delivered to Secured Party by any Vendor of Inventory ordered by Debtor and (b) pay the applicable Purchase Price directly to the Vendor. Debtor agrees that Secured Party may (but without obligation to do so) accept and purchase an Invoice and pay the Purchase Price or otherwise make an advance on account of such Invoice and/or the item(s) of Inventory covered thereby in absolute reliance on the Vendor's representation to Secured Party that the item(s) of Inventory covered by such Invoice have been ordered by or delivered to Debtor. Each Invoice accepted and purchased by Secured Party and each payment to a Vendor or advance made by Secured Party in accordance with the foregoing arrangements shall create an Obligation of Debtor payable in accordance with the terms and conditions of the applicable Wholesale Financing Plan, this Agreement or on demand by Secured Party in the absence of any applicable Wholesale Financing Plan.

3. **SECURITY INTEREST.** Debtor hereby grants to Secured Party a security interest in the Collateral (defined below) to secure the performance and payment of all indebtedness and obligations of Debtor to Secured Party of every kind and character, whether now existing or hereafter incurred, arising under this Agreement, any guaranty that Debtor or any other person or entity on Debtor's behalf now or hereafter executes or any other existing or future agreement between Debtor and Secured Party including, but not limited to, any Wholesale Financing Plan, direct or indirect, absolute or contingent, and whether any such indebtedness or obligation is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, including, but not limited to, any sums advanced by Secured Party in the performance of Debtor's obligations hereunder and for license fees, insurance and repairs, and attorneys' fees and other charges and expenses incurred in the collection of such indebtedness or obligations or any part thereof, all obligations of performance hereunder as well as under any other agreement (whether now or hereafter in effect) between Debtor and Secured Party, and all Obligations.

The term "Collateral" as used herein shall mean all of the following present and after-acquired property:

a) All of the Debtor's present and after-acquired inventory, (including without limitation, all present and after-acquired new and used inventory of every type and kind, including but not limited to, all new and used tractors, combines, farm implements, loaders, hay equipment, skid loaders, excavators, and farm, materials handling, or industrial equipment), equipment, attachments, accessories or other goods now or hereafter purchased from or financed by Secured Party, wherever located, and including any such items leased or rented by or to Debtor;

b) All additions to, replacements of and substitutions of the inventory, equipment, attachments, accessories or other goods referred to in subparagraph a) above and all accessories, accessions, parts and equipment now or hereinafter affixed thereto, and all returns and repossessions thereof;

c) All leases, security agreements, loan contracts, installment or conditional sale contracts, chattel paper, accounts, general intangibles, instruments, Invoices and documents purchased or acquired from or financed by Secured Party;

d) All reserves, if any, however established, of Debtor in the possession or control of Secured Party;

e) All of Debtor's rights to any rebates, discounts, credits, factory holdbacks and incentive payments which may be owed by any Vendor with respect to any of the items set forth in subparagraphs a) and b) above;

AAC 4505 (05/12)

f) All proceeds of every item, type or kind from the items set forth in subparagraphs a), b), c), d) and e) above, including, but not limited to, cash, investment property, money, documents, instruments, accounts, cash, rents, leases, security agreements, loan contracts, installment or conditional sale contracts, chattel paper, goods, contract rights, general intangibles, insurance proceeds payable by reason of loss or damage with respect thereto, and trade-in inventory and equipment.

The items referred to in subparagraphs (a) and (b) are collectively referred to in this Agreement as "Inventory" and the items referred to in subparagraph (c) are referred to in this Agreement as "Chattel Paper". "Collateral" shall, without limitation, also include all property described as "Chattel Paper" or "Inventory" in any Dealer Note at any time or from time to time executed by Debtor in favor of Secured Party.

If applicable, Debtor shall, upon the request of Secured Party, deliver to Secured Party the certificate of title, certificate of origin or manufacturer's statement of origin (or similar documents) issued for each item of Collateral, together with such proper notations, applications, assignments or endorsements as may be necessary or appropriate to create, preserve or perfect Secured Party's security interest in the Collateral, and Secured Party shall have the right to hold the same until such items of Inventory are sold and to have its Lien or security interest noted thereon. Debtor hereby authorizes, ratifies and approves any financing statement covering the Collateral that has been filed by Secured Party on or prior to the date hereof. Debtor authorizes Secured Party to complete and file such financing statements and other writings and agrees to pay all costs of Lien searches and filing financing statements and other writings in all public offices requested by Secured Party from time to time, and do such other things with respect to the Collateral as Secured Party may request. Debtor agrees to execute and deliver to the Secured Party such security and collateral documents, financing statements, and such further agreements, documents and instruments and take such further action from time to time as may be reasonably necessary to vest and fully perfect the security interest in the Collateral as perfected first priority security interests therein.

4. **PAYMENTS.** Debtor shall pay Secured Party the amount of any extension of credit according to the terms of the applicable Wholesale Financing Plan, Wholesale Funding Request and Agreement, invoice and other writings evidencing such extension of credit, including, but not limited to, any required curtailments, all without regard to any manufacturer or distributor rebate, credit, holdback or discount. Notwithstanding the foregoing, Debtor agrees to pay Secured Party the amount of any extension of credit on each item of Inventory financed directly or indirectly hereunder immediately upon the sale, loss, theft and/or destruction thereof, unless Secured Party has otherwise agreed in writing, in a form and manner satisfactory to Secured Party. Until the proceeds of such sale, loss, theft and/or destruction have been paid to Secured Party, Debtor shall hold the entire proceeds, in the same form as received, in trust for Secured Party, and, if requested by Secured party at any time after the occurrence of an Event of Default, Debtor will hold such proceeds separate and apart from Debtor's funds and goods. Debtor shall not sell, assign, grant an equivalent or senior security interest in or otherwise dispose of all or any part of such proceeds. Secured Party in its sole discretion may authorize the Debtor to pay Secured Party on a scheduled payment program ("Scheduled Payment Program") for extensions of credit for all or a portion of the Inventory and Secured Party may discontinue said Scheduled Payment Program at any time upon 90 days prior written notice to Debtor. If Secured Party discontinues any such Scheduled Payment Program, notwithstanding the provisions of any other writing evidencing the indebtedness arising out of such extension of credit, Debtor agrees to pay as provided above in this paragraph.

Debtor also agrees to pay Secured Party additional charges which will include: costs, fees and expenses in connection with the administration and/or enforcement of this Agreement and charges for receiving or providing NSF checks from Debtor. Any payment which is not made when due shall, at the option of the Secured Party, bear late charges at a rate of 1-1/2% per month, but in no event greater than the highest rate permitted by applicable law; provided however, if the Wholesale Financing Plan contains a late charge that is different from the late charge contained in this paragraph, the late charge contained in the Wholesale Financing Plan shall control.

In addition to the foregoing, Debtor hereby agrees to pay all reserves, holdbacks or other payments received from Vendor to Secured Party as soon as the same are received for application to the Obligations. Until paid to Secured Party, Debtor shall hold such amounts in trust for the Secured Party. Debtor hereby authorizes Secured Party to collect any such amounts directly from the manufacturer or distributor, and, upon request of Secured Party, will instruct the manufacturer or distributor to pay such amounts directly to Secured Party.

Regardless of the terms of any schedule payment financing program with Secured Party, if Secured Party determines after conducting an inspection of the Collateral, that the current outstanding indebtedness owed by Debtor exceeds the aggregate wholesale invoice price of such Collateral, within twenty (20) business days after written notice thereof, Debtor shall immediately pay to Secured Party an amount equal to the difference between such outstanding indebtedness and the aggregate wholesale invoice price of such Collateral.

Secured Party shall apply all amounts so received from Debtor toward the payment of the Obligations in such order of application as Secured Party may determine. Secured Party may apply payments to reduce finance charges first and then principal, irrespective of Debtor's instructions. Further, Secured Party may apply principal payments to the oldest (earliest) invoice for the Collateral financed by Secured Party, but, in any case, all principal payments will first be applied to such Collateral which is sold, lost, stolen, destroyed, damaged or otherwise disposed of. The Secured Party's application of any payment is conditional and subject to review and reapplication until all Obligations are paid in full.

5. **REPRESENTATIONS AND WARRANTIES.** Debtor hereby represents and warrants:

(a) all information provided by Debtor, including without limitation financial information, collateral descriptions and information contained herein is accurate and complete;

(b) each Invoice is a valid Invoice from a Vendor, has not been altered in any way by Debtor, is accurate and complete and has not been previously purchased, financed or satisfied;

(c) Debtor and its signatories are fully authorized to execute, deliver and perform this Agreement and all other agreements, documents and obligations related hereto;

(d) Debtor is a corporation duly organized, existing and in good standing in all states in which it is doing business, and the execution, delivery and performance of this Agreement are within Debtor's powers, have been duly authorized, and are not in contravention of law or the terms of Debtor's charter or articles of incorporation (or other organizational agreements or documents), bylaws or any indenture, agreement or undertaking to which Debtor is a party, or by which it is bound;

(e) Debtor is not in default in the payment of any principal, interest or other charges relating to any indebtedness owed to any third party, and no event has occurred under the terms of any agreement, document, promissory note or other instrument, which with or without the passage of time and/or the giving of notice constitutes or would constitute an event of default thereunder;

(f) the possession of Inventory by Debtor is solely for the purpose of procuring the sale or exchange or lease to buyers in the ordinary course of Debtor's business and Debtor will not otherwise consume, assign or transfer any Collateral without the prior written consent of Secured Party;

(g) the extension of credit secured and to be secured by this Agreement is for business or commercial purposes;

(h) the Collateral is free and clear of all Liens, security interests and encumbrances except for the security interest granted herein to Secured Party and any security interest that is junior to that of the security interest granted herein; and

(i) the Collateral will only be kept and stored only at its place(s) of business referred to on Exhibit A hereto and such other locations approved by Secured Party from time to time.

6. **COVENANTS.** Debtor covenants that it shall:

(a) provide Secured Party with written notice, with a copy to the Manager of Credit / Risk of Secured Party, of the business and warehouse addresses where any of the Collateral is now or may hereafter be located, and to also provide such notice in the event any location listed on Exhibit A ceases to be a place where the Collateral is located and, upon request of Secured Party, provide landlord and/or mortgagee waivers with respect to such locations;

(b) notify Secured Party, not less than thirty (30) days before such change is effective, of any proposed change in its "location" (as that term is defined in the Uniform Commercial Code), principal place of business or chief executive office, proposed additions or discontinuance of other physical locations from which it conducts its business or where any of the Collateral is located, and any proposed change in name, identity, form of ownership or management (including, if Debtor is a partnership, any proposed change in the partners comprising the partnership) and if any such change would, in the opinion of Secured Party, adversely affect the security interest granted herein or otherwise adversely affect the interests of Secured Party under this Agreement, Secured Party, in its sole discretion, may notify Debtor of corrective action Debtor will be required to take including, without limitation, executing and filing any financing statements evidencing such change and Debtor will immediately take such corrective action;

(c) not use (except for demonstration for sale), rent, lease, transfer or dispose of Collateral except as herein provided or as provided in any Wholesale Financing Plan between Debtor and Secured Party,

(d) not permit any Lien, encumbrance or security interest upon the Collateral except that of Secured Party or that which is junior to the security interest granted hereby;

(e) keep all Collateral in good order, repair and operating condition;

(f) immediately notify the Secured Party of any event causing a material loss or decline in value of the Collateral whether or not covered by insurance and the amount of such loss or depreciation;

(g) at the request and direction of Secured Party, Debtor shall execute and deliver, or provide for the execution and delivery to Secured Party, any and all further writings that Secured Party deems necessary or desirable to accomplish the purposes of this Agreement, including, but not limited to, security agreements, financing statements and any amendments thereto;

(h) pay immediately all taxes, expenses, assessments and charges which may now or hereafter be levied or assessed against the Collateral; and

(i) provide, at the same time provided to the Administrative Agent (as defined in the Amended and Restated Credit Agreement between Debtor and, among others, Wells Fargo Bank, N.A. as a Lender and as Administrative Agent, L/C issuer and Swing Line Lender dated March 30, 2012 (as amended, the "Wells Fargo Credit Facility")), an exact and certified copy of each compliance certificate provided by or on behalf of Debtor pursuant to section 6.02(a) and (b) of the Wells Fargo Credit Facility;

(j) provide, at the same time provided under the terms of the Wholesale Floor Plan Credit Facility and Security Agreement between CNH Capital America, LLC and Debtor dated November 13, 2007 (as amended, the "CNH Capital Credit Facility"), an exact and certified copy of each compliance certificate provided by or on behalf of Debtor pursuant to section 5.01(c) of the CNH Capital Credit Facility;

(l) not, without the prior written consent of Secured Party, enter into an agreement with any new lender to provide floor plan (inventory) financing unless the aggregate amount of such facility does not exceed $50,000,000.00 and Debtor's Utilization Rate for the previous three-month period exceeds eighty percent (80%);

(m) maintain the financial covenants in the Wells Fargo Credit Facility and CNH Capital Credit Facility and immediately notify Secured Party in the event any financial covenant in the Wells Fargo Credit Facility and/or CNH Capital Credit Facility is not met;

(n) maintain the financial covenants listed in Exhibit C attached hereto and incorporated by reference, which Exhibit C may be modified from time to time by Secured Party with ninety (90) days prior written notice to Debtor;

(o) provide, as soon as possible but not later than forty-five (45) days after the end of each fiscal quarter of Debtor, a compliance certificate in substantially the form of Exhibit D attached hereto and incorporated by reference, evidencing Debtor's compliance with the financial covenants of Secured Party on Exhibit C;

(q) provide, upon Secured Party's request, a detailed inventory report which includes a summary of inventory by type with a supporting perpetual inventory report, a designation as to whether each such item of inventory is subject to a Lien other than that of Secured Party, an inventory certification report, as of the end of the month(s) requested by Secured Party, in each case accompanied by such supporting detail and documentation as shall be requested by Secured Party in its reasonable discretion;

(r) provide written notice to Secured Party of any changes to the financial covenant requirements under the Wells Fargo Credit Facility and/or the CNH Capital Credit Facility within ten (10) days after such change(s);

(s) provide, as soon as possible but not more than ten (10) days after such occurrence, written notice to Secured Party of the occurrence of any breach, default, failure to pay, or failure to perform or observe any representation, warranty, covenant, agreement or condition, including without limitation the occurrence of an Event of Default (as defined therein) under the Wells Fargo Credit Facility and/or CNH Capital Credit Facility; and

(t) provide, upon request of Secured Party, a copy of all of Debtor's Organizational Documents; and

(u) not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (i) any material agreements, contracts or licenses or (ii) its Organizational Documents, other than in each case amendments, modifications or waivers that could not reasonably be expected to materially adversely affect Secured Party; *provided* to the extent requested by Secured Party from time to time, Debtor shall deliver or cause to be delivered to Secured Party a copy of each such amendment, modification or waiver promptly after the execution and delivery thereof.

7. **RISK OF LOSS / INSURANCE.** Debtor will be responsible for, and will immediately notify Secured Party of, any loss, theft, material damage or destruction of any Collateral. Debtor will keep the Collateral insured for its full insurable value against loss or damage under an "all risk" insurance policy. Debtor will obtain insurance under such terms and in amounts as Secured Party may specify, from time to time, with companies acceptable to Secured Party, such terms to include, but not be limited to, naming Secured Party as "Lender loss payee" to the extent of any loss relating to the Collateral, a sixty (60) day notice requirement prior to diminution in coverage or cancellation and a waiver of all defenses against Debtor. Debtor agrees to provide Secured Party with written evidence of the required insurance coverage and loss-payee clause. Debtor shall promptly remit to Secured Party in the form received, with all necessary endorsements, any proceeds of such insurance which Debtor may receive. Secured Party may apply any proceeds of insurance which may be received by it toward payment of the Obligations, whether or not due, in such order of application as Secured Party may in its sole discretion determine. If Debtor fails to pay any of the above-referenced costs, charges or insurance premiums, or if Debtor fails to insure the Collateral, Secured Party may pay such costs, charges and insurance premiums, and the amounts paid will be considered an additional debt owed by Debtor to Secured Party hereunder payable on demand and bear interest at a rate of 1-1/2% per month, but in no event greater than the highest rate permitted by applicable law, until paid. Debtor acknowledges that Secured Party may make a profit on insurance purchased by Secured Party to insure the Collateral. Secured Party is hereby authorized, but not required, to act as attorney-in-fact for Debtor in obtaining, adjusting and settling any insurance claim thereunder, and endorsing any checks or drafts drawn by insurer. Should Debtor fail to obtain such insurance, Secured Party may (but shall not be required to) procure the same at the cost of Debtor. Except as may otherwise be separately agreed, Secured Party shall have no responsibility to Debtor for the cost or appropriateness of the premium for any insurance, the creditworthiness of any insurance company, the rebate or refund of any insurance premium to which Debtor may be entitled or any other matter relating to any insurance even if any insurance was provided through a group policy arranged by Secured Party. Secured Party shall have no liability for any loss which may occur by reason of the omission or lack of coverage of any insurance.

8. INSPECTION / BOOKS AND RECORDS. Debtor shall at all times keep complete and accurate records of its business and Debtor shall, upon demand, furnish Secured Party such information regarding Debtor's business and financial condition as Secured Party may reasonably request. The parties acknowledge that Debtor is a public company and its financial statements are publicly available; however, in the event Debtor's financial statements are no longer publicly available for any reason, Debtor shall furnish to Secured Party as soon as available and in any event within ninety (90) days after the end of each fiscal year a copy of the financial statements of Debtor and each of its affiliates (including a balance sheet and statement of income and retained earnings) for such fiscal year, prepared in accordance with generally accepted accounting principles, except as otherwise permitted by Secured Party, and, if requested by the Secured Party and the Debtors financial statements are no longer publicly available, Debtor shall furnish to Secured Party as soon as available and in any event within thirty (30) days after the end of each calendar quarter a copy of the financial statements of Debtor and each of its affiliates (including a balance sheet and statement of income and retained earnings) for such quarter, prepared in accordance with generally accepted accounting principles, except as otherwise permitted by Secured Party. Secured Party is hereby authorized to request confirmation of the information provided pursuant to this Section directly from any third party having dealings with Debtor. Debtor shall promptly transmit to Secured Party all information that it may have or receive with respect to the Collateral which might adversely affect the value of the Collateral 5% or more when taken as a whole or Secured Party's right or remedies with respect thereto.

Secured Party or its agent shall have the right to enter upon Debtor's premises from time to time during normal business hours, without notice, as Secured Party in its sole discretion may determine for Secured Party's sole benefit, to: examine the Collateral; appraise it as security; verify its condition; verify that all Collateral has been properly accounted for; verify that Debtor has complied with all terms and provisions of this Agreement; assess and examine all of Debtor's books and records, and make copies of all of Debtor's books and records which in any way relate to any of the Collateral. Any collection by Secured Party of any amounts Debtor owes under its financing programs with Secured Party at or during Secured Party's examination of the Collateral shall not relieve Debtor of its continuing obligation to pay all of its indebtedness owed to Secured Party in accordance with the terms of such financing programs.

9. LIMITED POWER OF ATTORNEY. Debtor hereby grants to Secured Party (by any agents or employees of Secured Party) a Limited Power of Attorney (coupled with an interest) under which Secured Party may execute on behalf of Debtor any trust receipts, notes, chattel paper, security agreements, financing statements, Wholesale Funding Requests and Agreements and amendments thereto, or other writings in connection with this Agreement as attorney-in-fact for Debtor. Under this Limited Power of Attorney, Secured Party is authorized to execute any such writings manually or by affixing a mechanical facsimile. Secured Party will furnish Debtor with a copy of each writing executed under this Limited Power of Attorney. This Limited Power of Attorney may be revoked by Debtor only by written notice to Secured Party and no such revocation shall affect any writing theretofore executed by Secured Party pursuant to such Limited Power of Attorney.

10. DEFAULT. The following shall constitute an event of default ("Event of Default") under this Agreement:

(a) Any breach or failure of Debtor to pay, observe or perform any of the Obligations when due and the continuation thereof for five (5) business days in the case of a failure to pay, and for five (5) business days after written notice thereof in the case of a breach or failure to observe or perform any other Obligations;

(b) Debtor breaches any of the terms, covenants, warranties or representations contained in this Agreement, its Exhibits, or in any other agreements between Debtor and Secured Party, or any affiliate or related party (through any common ownership or control) of Debtor breaches any of the terms, warranties or representations contained in such affiliate or related party's agreements with Secured Party or its affiliated entities;

(c) Misrepresentation by Debtor to Secured Party, including without limitation, any misrepresentation in connection with the business or financial condition or organizational structure of Debtor or any misrepresentation relating to the Collateral;

(d) Death, declaration of incompetence or dissolution or merger or change of name by or of Debtor or any guarantor or surety of the Obligations;

(e) Any guarantor or surety of the Obligations terminates such guaranty or suretyship with respect to Debtor or breaches any of the terms, promises, warranties, or representations contained in any guaranty or surety agreement;

(f) The Debtor or any guarantor or surety of the Obligations shall make an assignment for the benefit of creditors, file or have filed against it a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, receiver-manager, or trustee for Debtor (or any guarantor or surety) or any substantial part of its or their assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any such person or entity; or any such person or entity by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or such appointment of a custodian, receiver or trustee;

(g) Any material reduction in the value of the Collateral or any act or material negative change in the financial condition of Debtor which imperils the prospect of full performance or satisfaction of the Obligations;

(h) Occurrence of uninsured loss, theft, damage or destruction of any portion of the Collateral where Debtor fails to make payment for such loss, theft, damage and/or destruction within thirty (30) days of such event(s);

(i) Debtor shall have concealed, removed, or permitted to be concealed or removed, any part of Debtor's assets, so as to hinder, delay or defraud any of Debtor's creditors, or made or suffered a transfer of any of Debtor's assets which transfer would be fraudulent under any bankruptcy, insolvency, fraudulent conveyance or similar law, or shall have made any transfer of Debtor's assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of Debtor's property through legal proceedings or distraint;

(j) Debtor shall have voluntarily or involuntarily lost any franchise, permission, license or right to sell or deal in Case New Holland (CNH) equipment or any product line of Inventory financed by Secured Party or its affiliated entities;

(k) Breach by Debtor of any provision of this Agreement or of the terms of any Wholesale Financing Plan or any other agreement between Debtor and Secured Party or its affiliated entities, whether now existing or hereafter made, which is not cured within five (5) business days after written notice thereof, if capable of cure;

(l) Debtor or Debtor's agent gives or furnishes to Secured Party a false statement, representation or warranty in a material respect or if such statement, representation or warranty is true when given, then if such statement, representation or warranty is determined to be false;

(m) The Collateral or any part thereof is abandoned and Secured Party is not paid in full for all Obligations related to such Collateral by Debtor within five (5) business days of notice thereof;

(n) The Debtor or any guarantor/surety becomes in default of the payment of any indebtedness owed to any third party in excess of $100,000.00 and the third party demands payment in full thereof;

(o) A final and non-appealable judgment is issued on any claim against the Debtor or any guarantor/surety in excess of $100,000.00 not covered by insurance, and such judgment is not paid or settled within thirty (30) days thereafter;

(p) Any part of the Collateral is seized or taken in execution or any other process of any court becomes enforceable against the Debtor or a distress or analogous process is levied upon the Collateral or any part thereof, and Debtor does not pay Secured Party the advances made with respect thereto within five (5) business days thereafter;

(q) The Debtor suspends business or threatens to cease or suspend business;

(r) The Debtor makes or agrees to make a bulk sale of assets;

(s) Secured Party determines, in its sole discretion, that the Collateral, or any other collateral given to Secured Party to secure the Obligations, or the Debtor's or any guarantor's Consolidated Tangible Net Worth has decreased in value;

(t) Debtor fails to obtain or renew a letter of credit (if required by Secured Party) without a written waiver from Secured Party; or

(u) Debtor breaches or fails to perform or observe any representation, warranty, covenant, agreement or condition and/or otherwise becomes in default, including without limitation the occurrence of an Event of Default (as defined therein) under the Wells Fargo Credit Facility and/or CNH Capital Credit Facility.

Upon the occurrence of an Event of Default, Secured Party shall have, in addition to any and all rights under the UCC, the option to terminate any Wholesale Financing Plan or similar agreement and to declare all or any part of the then outstanding Obligations immediately due and payable without notice or demand, notwithstanding the provisions of any writing evidencing the same to the contrary; charge interest on all monies due Secured Party at the Default Rate in the applicable Wholesale Financing Plan(s) or the rate of eighteen (18%) per annum, whichever is lower, from the date of default until paid but in no event more than the maximum rate permitted by law; and Secured Party shall have the right to take immediate and exclusive possession of the Collateral and every part thereof, wherever it may be found, and also may enter any of the premises of the Debtor, with or without process of law, wherever the Collateral may be, or is supposed to be, and search for the same, and if found, to take possession of, and remove, sell, and dispose of the Collateral, or any part thereof, in accordance with the UCC. Debtor hereby waives any right to judicial proceedings prior to Secured Party's exercise of its afore-mentioned rights of repossession. As to accounts constituting proceeds of the Collateral, Secured Party shall have the right (but shall not be obligated to) in its own name, or in the name of Debtor, to notify all account obligors and to demand, collect, receive, give receipt for, sue, compromise and give acquittance for, any and all amounts due on such accounts, and to endorse the name of the Debtor on any commercial paper or instrument given as full or partial payment thereon. Debtor shall, if Secured Party so requests after the occurrence of an Event of Default, assemble the Collateral and make it available to Secured Party, at Debtor's expense, at a place designated by Secured Party reasonably convenient to both parties. Debtor shall pay all costs of Secured Party incurred in the repossession of the Collateral and the enforcement and collection of the Obligations, including reasonable attorneys' fees and expenses of enforcement and collection (including without limitation any costs and expenses of a receiver or receiver-manager). All of such costs shall be considered Obligations under this Agreement. Any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is given at least ten (10) days before the time of such disposition. Any proceeds may be applied by Secured Party to the payment of the reasonable expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by Secured Party toward the satisfaction of the Obligations in such order of application as Secured Party may in its sole discretion determine. Any surplus shall be paid to Debtor (or to such other person entitled at law), and Debtor agrees to pay any deficiency immediately upon demand. In addition to all of the foregoing rights, upon the occurrence of an Event of Default, Secured Party may, without notice to anyone, hold, appropriately apply, or set off any and all reserves, moneys and credits or other property of or belonging to Debtor which is or comes into the possession of Secured Party, its affiliates or subsidiaries, against any Obligations whether or not then due and payable. Debtor further agrees that if Secured Party accelerates payment of the Obligations after the occurrence of an Event of Default, any employee or authorized representative of Secured Party may receive, open and dispose of Debtor's mail and Debtor hereby irrevocably appoints Secured Party or any person Secured Party may delegate, as Debtor's Attorney-In-Fact to do, in Secured Party's sole discretion, any of the following: execute or endorse on Debtor's behalf and in Debtor's name any Uniform Commercial Code financing statements and related documents, Certificates of Title and Statements of Origin relating to any of the Collateral, including, but not limited to, any Order respecting which Secured Party has received a facsimile signature of Debtor; endorse Debtor's name on any notes, checks, drafts or other forms of exchange received as payment on any Collateral and deposit the same in Secured Party's account; sign and file on Debtor's behalf all of the necessary papers, forms and documents to initiate and settle any insurance claim with respect to any Collateral; sell, assign, transfer, negotiate, demand, collect, receive, settle, extend or renew any amounts due on any of the Collateral; exercise any rights Debtor has in the Collateral; and do any other things necessary to preserve and protect the Collateral and Secured Party's rights and interests in the Collateral. In connection with the enforcement of its security interest hereunder, Secured Party may take possession of any goods installed in, affixed to or otherwise in or upon the Collateral at the time of repossession, and hold such goods for Debtor at Debtor's risk without any liability on the part of Secured Party. Debtor agrees to notify Secured Party within forty-eight hours after repossession of the Collateral of any such other goods claimed by Debtor, and failure to do so shall hereby release Secured Party from any liability or loss or damage with respect thereto.

The exercise by Secured Party of, or failure to so exercise, any of the foregoing rights, shall in no manner affect Debtor's liability to Secured Party on the Obligations. Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with the collection of or the preservation of any rights hereunder. Secured Party shall not be obligated to take any steps necessary to preserve rights in any instrument or chattel paper against prior parties.

In the event Secured Party obtains a judgment against Debtor for any sum secured hereby, the security interest granted hereunder shall not merge in the said judgment.

Rights and remedies provided for herein are cumulative and shall not limit rights or remedies otherwise available to Secured Party under any other agreement or applicable law.

11. **INDEMNITY / WAIVER.** DEBTOR AGREES THAT SECURED PARTY DOES NOT WARRANT THE COLLATERAL. DEBTOR WILL PAY SECURED PARTY IN FULL EVEN IF THE COLLATERAL IS DEFECTIVE OR FAILS TO CONFORM TO ANY WARRANTIES EXTENDED BY ANY THIRD PARTY. DEBTOR'S OBLIGATIONS TO SECURED PARTY WILL NOT BE AFFECTED BY ANY DISPUTE DEBTOR MAY HAVE WITH ANY THIRD PARTY, INCLUDING, BUT NOT LIMITED, ANY DISPUTE WITH A VENDOR(S). DEBTOR WILL NOT ASSERT AGAINST SECURED PARTY ANY CLAIM, DEFENSE, SETOFF, REDUCTION, DISPUTE, RECOUPMENT OR COUNTERCLAIM OF ANY KIND OR FOR ANY REASON WHATSOEVER DEBTOR MAY HAVE AGAINST ANY SELLER OF GOODS OR OTHER THIRD PARTY. DEBTOR WILL INDEMNIFY AND HOLD SECURED PARTY HARMLESS AGAINST ANY CLAIMS OR DEFENSES ASSERTED BY ANY THIRD PARTY RESPECTING THE COLLATERAL OR THIS AGREEMENT BY REASON OF THE CONDITION OF ANY COLLATERAL, ANY REPRESENTATIONS MADE ABOUT THE COLLATERAL OR FOR ANY AND ALL OTHER REASONS WHATSOEVER. Debtor's obligation to pay all Obligations created hereunder shall be unconditional and absolute under all circumstances and are not subject to any abatement, reduction, setoff, recoupment, claim, defense or counterclaim of any kind or for any reason whatsoever, all of which Debtor hereby expressly waives as against Secured Party. Debtor agrees not to assert against Secured Party any claim which Debtor may have against any Vendor of any Inventory.

12. **NON-WAIVER.** It is understood and agreed, any law, custom or usage to the contrary notwithstanding, that Secured Party shall have the right at all times to enforce the covenants and provisions of this Agreement in strict accordance with the terms thereof, notwithstanding any conduct or customs on the part of Secured Party in refraining from so doing at any time or times; and further, that the failure of Secured Party at any time or times to enforce its rights under said covenants and provisions in accordance with the same shall not be construed as having created a custom in any manner contrary to the specific terms and provisions of this Agreement or as having in any manner modified, altered or waived the same. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Party. No waiver by Secured Party of any default in the performance of any Obligation shall be deemed a waiver of any prior or subsequent default.

13. **ASSIGNMENT.** This Agreement may be assigned by Secured Party but Debtor may not assign this Agreement without the prior written consent of Secured Party. All of the rights and privileges of Secured Party contained in this Agreement shall inure to the benefit of its affiliates, subsidiaries, representatives, employees, successors and assigns. All covenants, representations, warranties and agreements of Debtor in this Agreement are joint and several if Debtor is more than one and shall bind Debtor's personal representatives, executors, administrators, heirs, successors and permitted assigns.

14. **ENTIRE AGREEMENT.** This Agreement contains all of the understandings, promises and undertakings of the parties hereto concerning the subject matter hereof. All prior undertakings and agreements, oral or written, concerning the subject matter heretofore entered into between the parties hereto are merged herein. This Agreement may not be modified, altered or amended except by a further agreement in writing signed by the duly authorized representatives of Debtor and Secured Party.

15. **CHOICE OF LAW / VENUE / WAIVER OF JURY TRIAL.** The validity, enforceability and interpretation of this Agreement and any promissory notes taken, charges made and sums paid in connection herewith and pursuant to the Wholesale Financing Plans shall be governed by the laws of the State of Iowa, the state of the principal place of business of the Secured Party. The parties hereto agree that this Agreement is entered into and performable in Johnston, Polk County, Iowa. Secured Party and Debtor hereby irrevocably (a) submit and consent to the non-exclusive jurisdiction of the Iowa District Court for Polk County, Iowa and the United States District Court for the Southern District of Iowa for resolution of any dispute concerning this Agreement or the rights or obligations of the parties hereunder, (b) agree that any litigation commenced in Iowa in connection with this Agreement shall be venued in either the Iowa District Court for Polk County, Iowa or the United States District Court, Southern District of Iowa, Central Division, and (c) waive any objection it may have as to any such action or proceeding brought in such court or that such court is an inconvenient forum. Nothing herein shall limit the right of Debtor or Secured Party (or the rights of any permitted successor or assign of either) to bring proceedings against the other in the courts of any other jurisdiction wherein any assets of such other party may be located. Debtor agrees to reimburse Secured Party for reasonable attorneys' fees, out-of-pocket expenses and court costs incurred by Secured Party relating to the enforcement of this Agreement against Debtor. DEBTOR AND SECURED PARTY (EACH FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS) HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

16. **NOTICES.** Any notice which may or is required to be given pursuant to or in relation to this Agreement may be (a) personally delivered, (b) sent postage prepaid by ordinary United States mail (with confirmation of mailing evidenced by US Postal Service certificate of mailing) or by certified, express or registered United States mail or (c) sent by overnight courier of national reputation, in each case addressed or delivered, if to Debtor, to Debtor's address set forth above for the Debtor, and, if to Secured Party, to Secured Party's address set forth above for the Secured Party, or to such other address as may be later furnished in writing by the applicable party. All such notices shall be deemed given (x) on the date received, if personally delivered, (y) when mailed, if sent by mail, or (z) on the date sent, if sent by overnight courier.

17. **ACCEPTANCE, TERMINATION.** Time is of the essence in this Agreement. This Agreement will be effective from the date of its acceptance by Secured Party. Debtor acknowledges receipt of a true copy and waives notice of Secured Party's acceptance hereof. This Agreement will remain in force until either party gives notice to the other that it is terminated. If Debtor terminates this Agreement as expressly permitted herein, Secured Party may declare all or any part of the indebtedness owed by Debtor due and payable immediately. If this Agreement is terminated, Debtor will not be relieved from any obligation to Secured Party arising out of Secured Party's advances or commitments made before the effective date of termination. Secured Party's rights under this Agreement and Secured Party's interest in present and future Collateral will remain valid and enforceable until all Debtor's debts to Secured Party are indefeasibly paid and satisfied in full.

18. **MISCELLANEOUS.** If any provision of this Agreement is or is found to be void or unenforceable by the law of any jurisdiction applicable to it, then such provision shall be severable from the remainder of this Agreement and shall be severed therefrom, and the remainder of this Agreement shall not be affected thereby. Words and phrases herein shall be construed as in the singular or plural number, and as masculine, feminine, or neuter gender, according to the context. Notwithstanding anything to the contrary herein, the rate of interest hereunder shall at no time exceed the maximum rate, if any, permitted by applicable law. If any such rate does exceed the maximum lawful rate, any excess interest shall be returned to Debtor once that determination has been made. All terms contained herein not otherwise defined shall have the meanings given to them in the Iowa Uniform Commercial Code as in effect from time to time ("UCC"). This Agreement shall not be valid or binding upon the parties hereto unless and until executed and accepted by an authorized representative of the Secured Party. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any terms or provisions of this Agreement. If Debtor fails to act as required by this Agreement or otherwise to fulfill its obligations to Secured Party, Secured Party is authorized, without declaring Debtor to be in default, and in Debtor's name or otherwise, to take any such action including, without limitation, signing Debtor's name or paying any amount required, and the cost shall be one of the obligations secured hereby and shall be payable by Debtor upon demand with interest at a rate (unless elsewhere specified) equal to the lower of Two and One-half percent (2.5%) over the then-current prime rate as published in the Wall Street Journal or in its successor, or the highest contract rate permitted by law.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THESE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused their name to be signed by their proper officers or representatives and their seals (if applicable) to be affixed. This Agreement may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument. This Agreement is executed and accepted in Johnston, Iowa on behalf of Agricredit Acceptance LLC by its duly authorized representative and is effective upon execution by both parties. The earliest date of execution provided below shall constitute the effective date of this Agreement.

DEBTOR SIGNATURE	**Titan Machinery, Inc.** Debtor by: [signature] Treasurer Authorized Signature Ted Christianson, Treasurer 12/31/13 Print Name & Title Date	**SECURED PARTY SIGNATURE**	**Agricredit Acceptance LLC,** At: 8001 Birchwood Court, Johnston, IA 50131 [signature] Authorized Signature Todd R. Pate VP Operations 12/31/13 Print Name & Title Date

EXHIBIT A

List of Approved Locations

ADDRESS	ADDRESS 2	CITY	STATE	ZIP CODE
2503 5TH AVE SOUTH		FARGO	ND	58108-3044
2116 75TH ST		BLAIRSTOWN	IA	52209
2114 HWY 92 WEST		GREENFIELD	IA	50849
2801 4TH ST SW		WAVERLY	IA	50677
1402 HWY 75 S		PIPESTONE	MN	56164
2096 COLLEGE WAY		FERGUS FALLS	MN	56537
315 HWY 28		GRACEVILLE	MN	56240
I-94 AND CO RD 11		MOORHEAD	MN	56561
2491 STATE HWY 200		ADA	MN	56510
2932 HWY 23		MARSHALL	MN	56258
27062 US HWY 59		ELBOW LAKE	MN	56531
15450 HWY 11		LIDGERWOOD	ND	58053
1701 GOVERNORS DRIVE		CASSELTON	ND	58012
6930 HWY 32 SOUTH	PO BOX 393	LISBON	ND	58054-0393
HWY 14 AND 47		HIGHMORE	SD	57345
3301 9TH AVE SE		WATERTOWN	SD	57201
17805 HWY 13 WEST		WAHPETON	ND	58074
1100 HIGHWAY 13 EAST	PO BOX 96	LAMOURE	ND	58458-0096
1620 8TH AVE SW		JAMESTOWN	ND	58402-1489
29315 EAST HWY 14		PIERRE	SD	57501
1410 NORTH BROADWAY AVE		MILLER	SD	57362
17108 US WHY 59 NORTH	PO BOX 657	THIEF RIVER FALLS	MN	56701
207 S BORUD ST		WINGER	MN	56592
1701 US HWY 14 WEST		HURON	SD	57350
17190 NORTH HWY 281	PO BOX 500	REDFIELD	SD	57469
212 N MAIN AVE	PO BOX 260	KULM	ND	58456-0260
4411 EAST HWY 12		ABERDEEN	SD	57401
2123 MEMORIAL HWY		MANDAN	ND	58554
117 N CENTENNIAL ST	PO BOX 399	WISHEK	ND	58495-0399
350 MAIN AVE SOUTH		KINTYRE	ND	58549-4905
1118 3RD ST NW	PO BOX 266	ROSEAU	MN	56751
644 EAST BEATON DRIVE		WEST FARGO	ND	58078-2648
707 EAST FOX FARM ROAD		CHEYENNE	WY	82007
112 HWY 140 NORTH	PO BOX 369	KINGSLEY	IA	51028
3827 42ND ST SOUTH		OMAHA	NE	68107
4201 N CLIFF AVE		SIOUX FALLS	SD	57104
4802 S. GARNER LAKE ROAD		GILLETTE	WY	82718
502 WEST HIGH ST	PO BOX 218	AVOCA	IA	51521
77847 209TH STREET		ALBERT LEA	MN	56007
500 INGERSOLL AVE	PO BOX 56716	CROOKSTON	MN	56716
1601 NORTH WASHINGTON STREET		GRAND FORKS	ND	58203
23604 DIAGONAL ROAD		GRUNDY CENTER	IA	50635-0337
1202 SOUTH DAKOTA STREET		MILBANK	SD	57252
459 HWY 59 SOUTH	PO BOX 459	CHEROKEE	IA	51012

7955 179TH AVE SE		WAHPETON	ND	58075
1101 MAIN STREET		MAYVILLE	ND	58257
1286 HARDIN ROAD	PO BOX 429	IOWA FALLS	IA	50126
16897 MADISON AVE	PO BOX 437	LE MARS	IA	51031
2350 HWY 23	PO BOX 1024	OSKALOOSA	IA	52577
408 SE 9TH STREET	PO BOX 259	PELLA	IA	50219
403 S STATE HWY 31	PO BOX 280	ANTHON	IA	51004
410 MAIN ST	PO BOX 146	ARTHUR	ND	58006
5248 JACKRABBIT LANE		BELGRADE	MT	59714
1728 OLD HARDIN ROAD		BILLINGS	MT	59101
1100 W COYOTE AVE		CASPER	WY	82601
2290 54TH AVE NE		DES MOINES	IA	50313
4001 38TH ST SW		FARGO	ND	58104
3401 32ND AVE S		FARGO	ND	58103
1500 INDUSTRIAL DRIVE		BISMARCK	ND	58501
1215 38TH ST. N		GREAT FALLS	MT	59405
5015 HWY 2 EAST		MINOT	ND	58701
7580 HWY 10 WEST		MISSOULA	MT	59808
3456 70TH SOUTH GLYNDON	PO BOX 978	MOORHEAD	MN	56561
3136 76TH STREET WEST		DAVENPORT	IA	52806
13954 W FRONT STREET		WILLISTON	ND	58801
47212 GALLATIN ROAD		BIG SKY	MT	59730
80 SHIRE TRAIL		BOZEMAN	MT	59718
3750 GRANT CREEK ROAD		MISSOULA	MT	59808
3314 70TH ST. SOUTH		GLYNDON	MN	56547
3700 WEST 2ND STREET		GRAND ISLAND	NE	68803
1660 SOUTH BALTIMORE	BOX 518	HASTINGS	NE	68901
75481 ROAD 435	BOX 571	LEXINGTON	NE	68850
6340 HWY 101		SHAKOPEE	MN	55379
6310 NORTH 56TH STREET		LINCOLN	NE	68504
1900 RODEO ROAD		NORTH PLATTE	NE	69101
714 3RD AVE		KEARNEY	NE	68845
4250 GRAIN LANE		CENTER POINT	IA	52213
1820 EAST BRIDGE ST		REDWOOD FALLS	MN	56283
11240 ROAD 731	P.O. BOX 556	HOLDREGE	NE	68949
N 1626 WUENSCH RD		LACROSSE	WI	54601
4311 HAINES RD		HERMANTOWN (DULUTH)	MN	55811
14375 JAMES RD		ROGERS	MN	55374
33952 FRELONG DRIVE		SIOUX CITY	IA	51108
4005 7TH AVE NORTH		CLEAR LAKE	IA	50428
5055 EAST HWY 12		ABERDEEN	SD	57401
2700 OVERLAND AVE		BILLINGS	MT	59102
11203 SD HWY 27		BRITTON	SD	57430
379 ENERGY DR.		DICKINSON	ND	58601
3453 7TH AVE NORTH STE. D		FARGO	ND	58102
3701 WEST HWY 30		FREMONT	NE	68025
525 COMMERCIAL ST NE		HIGHMORE	SD	57345
1741 DEADWOOD AVE		RAPID CITY	SD	57702
6308 WEST 12TH ST		SIOUX FALLS	SD	57104

110 S CHESNUT ST	PO BOX 27	WAHOO	NE	68066
812 EDWARD ST.		JEWELL	IA	51030
620 W. 7TH ST.	P.O. BOX 548	PLATTE	SD	57369
5750 FAIFAX ST		COMMERCE CITY	CO	80002
2515 E MULBERRY ROAD		FORT COLLINS	CO	80521
15125 SOUTH ROBERT TRAIL		ROSEMOUNT	MN	55068
73893 332ND AVE	PO BOX 1271	IMPERIAL	NE	69033
1601 N HWY 83		MCCOOK	NE	69001
3930 S US HIGHWAY 85-87		COLORADO SPRINGS	CO	80911
7250 GREENRIDGE ROAD		WINDSOR	CO	80550
7087 S. 4TH AVENUE		BOWDLE	SD	57428
3806 E US HWY 12		EAST HELENA	MT	59635
1411 N 27TH AVENUE		PHOENIX	AR	85009
12051 S. EAST STREET	WEST HIGHWAY 2	BROKEN BOW	NE	68822
919 U STREET		ORD	NE	68862
5061 EAST EMPIRE		FLAGSTAFF	AZ	86004
17001 W GRANT ROAD		TUCSON	AZ	85745
6613 EDITH BLVD		ALBUQUERQUE	MN	56258
1201 N HWY 59		MARSHALL	MN	56258
302 US HWY 14		HIGHMORE	SD	57345
3721 WEST HIGHWAY 2		GRAND ISLAND	NE	68803
5151 HARBOR DRIVE		SIOUX FALLS	SD	57104
3093 220TH STREET		WILLIAMS	IA	50271
1810 26TH AVE W		JAMESTOWN	ND	58402
5601 HARBOR DR		SIOUX CITY	IA	51111

EXHIBIT D

Form of Compliance Certificate

Applicable Calendar Quarter(s):	Maximum Debt to Consolidated Tangible Net Worth Ratio:
FQE October 31, 2013	3.75 to 1.00
FYE January 31, 2014 through FQE October 31, 2014	3.50 to 1.00
FYE January 31, 2015	3.25 to 1.00
FQE April 30, 2015 and thereafter	3.00 to 1.00

Debtor's Debt to Consolidated Tangible Net Worth Calculation:

(a) Debtor's Debt	$ ____________
(b) Debtor's Consolidated Tangible Net Worth	$ ____________
(c) Debtor's Debt to Consolidated Tangible Net Worth *(a) divided by (b)*	= ____________

Applicable Calendar Quarter(s):	Minimum Fixed Charge Coverage Ratio:
FQE October 31, 2013 through FYE January 31, 2014	1.15 to 1.00
FQE April 30, 2014 through FQE October 31, 2014	1.20 to 1.00
FYE January 31, 2015 and thereafter	1.25 to 1.00

Debtor's Minimum Fixed Charge Ratio Calculation:

(a) Debtor's EBITDAR	$ ____________
(b) Debtor's Dividends and Distributions	$ ____________
(c) Debtor's Unfinanced Capital Expenditures	$ ____________
(d) Debtor's Cash Taxes	$ ____________
(e) Debtor's Current Portion of Long Term Debt	$ ____________
(f) Debtor's Rental / Lease Expense	$ ____________
(g) Debtor's Interest Expense	$ ____________
(h) Debtor's Fixed Charge Coverage Ratio *(a) less (b + c + d), divided by (e + f + g)*	= ____________